Exhibit 99.B(d)(62)

Form Of

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Integrity Asset Management, LLC

As of May 18, 2004, as amended December     , 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

Small/Mid Cap Equity Fund

Small Cap Fund

SEI Investments Management Corporation	Integrity Asset Management, LLC

By:	By:

/s/ Sophia A. Rosala	/s/William H. McNett, CFA

Name:	Name:

Sophia A. Rosala	William H. McNett

Title:	Title:

Vice President and Assistant Secretary	Senior Portfolio Manage & Principal

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Integrity Asset Management, LLC

As of May 18, 2004, as amended December     , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL INVESTMENTS TRUST

Small/Mid Cap Equity Fund
Small Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Integrity Asset Management, LLC

By:	By:

/s/ Sophia A. Rosala	/s/William H. McNett, CFA

Name:	Name:

Sophia A. Rosala	William H. McNett

Title:	Title:

Vice President and Assistant Secretary	Senior Portfolio Manage & Principal